This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)

that these materials contain confidential information; or

(2)

that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3)

that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

GROUP1

Fixed Master Stratification UBS Investment Bank

Pool Summary	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Conforming	40	8,444,710	3.39	6.405	6.155	731	71.61	72.55	66.71
Non-Conforming	597	240,573,320	96.61	6.478	6.228	745	68.92	71.67	76.70
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Adjusted Balance: $249,018,030.18
Data as of Date: 2006-10-01 AVG UPB: $390,923.12
GROSS WAC: 6.4754%
NET WAC: 6.225%
% IO's: 25.84%
% SF/PUD: 93.44%
% FULL/ALT/DULP: 76.36%
% CASHOUT: 27.27%
% PURCHASE: 52.16%
% BUYDOWN: 0.00%
% INVESTOR: 0.70%
% LTV > 80 NO MI: 0.00%
WA LTV: 69.01%
WA CLTV: 71.70%
% FICO > 679: 89.83%
% NO FICO: 0.00%
WA FICO: 745
% FIRST LIEN: 100.00%
% PREPAY PENALTY: 2.01%
CALIFORNIA %: 34.43%
Latest Maturity Date: 20360801

Product Type	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
15 Yr Fxd	1	499,905	0.20	6.250	6.000	683	78.47	78.47	100.00
20 Yr Fxd	1	377,201	0.15	6.500	6.250	681	73.19	73.19	100.00
30 Yr Fxd	635	248,140,924	99.65	6.476	6.226	745	68.99	71.69	76.28
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36

GROUP1

Fixed Master Stratification UBS Investment Bank

Original Balance	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$100,000.01 - $150,000.00	5	625,418	0.17	6.277	6.027	755	74.65	74.65	63.54
$150,000.01 - $200,000.00	9	1,680,710	0.46	6.369	6.119	725	69.95	72.74	80.10
$200,000.01 - $250,000.00	5	1,116,000	0.30	6.545	6.295	688	79.28	79.28	58.33
$250,000.01 - $300,000.00	6	1,631,750	0.44	6.357	6.107	722	66.26	68.61	50.08
$300,000.01 - $350,000.00	4	1,368,385	0.37	6.531	6.281	754	66.39	68.14	74.55
$350,000.01 - $400,000.00	10	3,784,027	1.03	6.424	6.174	721	73.80	73.80	68.86
$400,000.01 - $450,000.00	60	26,232,417	7.14	6.544	6.294	749	70.33	72.30	73.23
$450,000.01 - $500,000.00	126	60,443,493	16.45	6.569	6.319	737	69.31	71.52	74.56
$500,000.01 - $550,000.00	101	53,602,510	14.59	6.544	6.294	736	72.08	74.19	81.10
$550,000.01 - $600,000.00	96	55,434,526	15.08	6.584	6.334	742	69.62	72.28	76.13
$600,000.01 - $650,000.00	75	47,519,571	12.93	6.528	6.278	746	68.42	72.45	73.49
$650,000.01 - $700,000.00	44	29,910,630	8.14	6.565	6.315	747	68.95	71.70	72.75
$700,000.01 - $750,000.00	25	18,152,266	4.94	6.566	6.316	756	74.07	76.48	88.02
$750,000.01 - $800,000.00	18	14,127,400	3.84	6.612	6.362	734	67.32	70.20	77.36
$800,000.01 - $850,000.00	10	8,332,250	2.27	6.462	6.212	749	68.28	70.83	60.02
$850,000.01 - $900,000.00	10	8,800,050	2.39	6.624	6.374	738	66.68	68.78	69.64
$900,000.01 - $950,000.00	6	5,569,100	1.52	6.438	6.188	751	73.92	75.57	83.66
$950,000.01 - $1,000,000.00	23	22,914,000	6.23	6.537	6.287	753	59.44	65.92	73.82
$1,000,000.01 >=	4	6,272,000	1.71	6.746	6.496	775	59.12	66.13	100.00
Total:	637	367,516,503	100.00	6.556	6.306	743	69.11	71.98	76.01
Minimum: $112,000.00
Maximum: $1,652,000.00
Average: $576,948.98

GROUP1

Fixed Master Stratification UBS Investment Bank

Unpaid Balance	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$100,000.01 - $150,000.00	5	620,858	0.17	6.278	6.028	755	74.71	74.71	63.45
$150,000.01 - $200,000.00	9	1,673,733	0.46	6.369	6.119	725	69.96	72.76	80.07
$200,000.01 - $250,000.00	5	1,112,787	0.30	6.546	6.296	688	79.29	79.29	58.41
$250,000.01 - $300,000.00	6	1,621,553	0.44	6.356	6.106	722	66.31	68.67	50.00
$300,000.01 - $350,000.00	4	1,361,408	0.37	6.531	6.281	754	66.40	68.17	74.62
$350,000.01 - $400,000.00	10	3,768,534	1.03	6.424	6.174	721	73.80	73.80	68.83
$400,000.01 - $450,000.00	63	27,459,429	7.51	6.536	6.286	748	70.47	72.48	74.52
$450,000.01 - $500,000.00	127	60,803,835	16.63	6.570	6.320	738	69.45	71.59	74.81
$500,000.01 - $550,000.00	101	53,485,988	14.63	6.545	6.295	737	72.21	74.32	81.10
$550,000.01 - $600,000.00	95	54,744,028	14.97	6.588	6.338	741	69.26	71.99	75.90
$600,000.01 - $650,000.00	74	46,762,186	12.79	6.528	6.278	746	68.60	72.62	73.15
$650,000.01 - $700,000.00	46	31,203,689	8.54	6.568	6.318	747	69.10	71.73	73.95
$700,000.01 - $750,000.00	22	15,973,614	4.37	6.547	6.297	757	73.97	76.71	86.39
$750,000.01 - $800,000.00	17	13,322,806	3.64	6.633	6.383	730	66.57	69.62	76.01
$800,000.01 - $850,000.00	10	8,271,995	2.26	6.464	6.214	749	68.33	70.89	59.83
$850,000.01 - $900,000.00	11	9,659,318	2.64	6.613	6.363	740	66.99	68.90	63.21
$900,000.01 - $950,000.00	5	4,627,642	1.27	6.426	6.176	749	74.70	76.67	100.00
$950,000.01 - $1,000,000.00	23	22,845,807	6.25	6.538	6.288	753	59.43	65.92	73.86
$1,000,000.01 >=	4	6,255,016	1.71	6.746	6.496	775	59.13	66.14	100.00
Total:	637	365,574,227	100.00	6.556	6.306	743	69.09	71.97	75.96
Minimum: $111,475.81
Maximum: $1,646,400.55
Average: $573,899.88
Gross Rate	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
5.501% - 5.750%	4	1,417,610	0.57	5.658	5.408	769	70.31	76.98	70.58
5.751% - 6.000%	16	8,117,983	3.26	5.993	5.743	751	68.08	69.78	66.74
6.001% - 6.250%	92	52,502,991	21.08	6.217	5.967	744	68.89	71.18	66.50
6.251% - 6.500%	220	101,187,617	40.63	6.440	6.190	748	68.45	71.14	84.41
6.501% - 6.750%	204	65,504,632	26.31	6.685	6.435	742	70.67	73.04	74.99
6.751% - 7.000%	93	19,659,848	7.89	6.890	6.640	738	66.76	71.79	70.80
7.001% - 7.250%	8	627,349	0.25	7.125	6.875	711	75.87	77.46	57.23
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 5.625%
Maximum: 7.125%
Weighted Average: 6.475%

GROUP1

Fixed Master Stratification UBS Investment Bank

Net Rate	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
5.251% - 5.500%	4	1,417,610	0.57	5.658	5.408	769	70.31	76.98	70.58
5.501% - 5.750%	16	8,117,983	3.26	5.993	5.743	751	68.08	69.78	66.74
5.751% - 6.000%	92	52,502,991	21.08	6.217	5.967	744	68.89	71.18	66.50
6.001% - 6.250%	220	101,187,617	40.63	6.440	6.190	748	68.45	71.14	84.41
6.251% - 6.500%	204	65,504,632	26.31	6.685	6.435	742	70.67	73.04	74.99
6.501% - 6.750%	93	19,659,848	7.89	6.890	6.640	738	66.76	71.79	70.80
6.751% - 7.000%	8	627,349	0.25	7.125	6.875	711	75.87	77.46	57.23
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 5.375% Maximum: 6.875% Weighted Average: 6.225%
Original Term to Maturity	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
121 - 180	1	499,905	0.20	6.250	6.000	683	78.47	78.47	100.00
181 - 240	1	377,201	0.15	6.500	6.250	681	73.19	73.19	100.00
301 - 359	20	7,475,530	3.00	6.352	6.102	758	66.69	68.59	100.00
360 - 360	615	240,665,394	96.65	6.480	6.230	745	69.06	71.78	75.54
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 180 Maximum: 360 Weighted Average: 359
Remaining Term to Stated Maturity	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
121 - 180	1	499,905	0.20	6.250	6.000	683	78.47	78.47	100.00
181 - 240	1	377,201	0.15	6.500	6.250	681	73.19	73.19	100.00
301 - 359	635	248,140,924	99.65	6.476	6.226	745	68.99	71.69	76.28
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 172 Maximum: 358 Weighted Average: 354

GROUP1

Fixed Master Stratification UBS Investment Bank

Seasoning	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2 - 2	3	618,848	0.25	6.607	6.357	680	65.29	65.29	60.95
3 - 3	192	60,662,260	24.36	6.656	6.406	743	69.13	72.36	77.49
4 - 4	178	66,436,158	26.68	6.536	6.286	746	70.08	72.81	82.58
5 - 5	175	80,418,444	32.29	6.367	6.117	747	68.31	71.10	70.60
6 - 6	41	18,825,675	7.56	6.351	6.101	744	65.67	67.49	68.78
7 - 12	46	20,993,071	8.43	6.311	6.061	735	71.30	72.49	81.52
13 - 24	1	630,124	0.25	5.625	5.375	778	80.00	95.00	100.00
25 - 36	1	433,451	0.17	6.500	6.250	810	41.38	41.38	100.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 2 Maximum: 34 Weighted Average: 5
FICO Scores	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
620 - 629	2	657,029	0.26	6.625	6.375	623	66.12	66.12	100.00
630 - 639	2	744,770	0.30	6.591	6.341	632	74.37	74.37	100.00
640 - 649	11	3,684,640	1.48	6.592	6.342	645	76.54	80.93	96.06
650 - 659	14	4,685,382	1.88	6.512	6.262	654	66.06	68.36	97.34
660 - 669	17	5,253,324	2.11	6.535	6.285	664	72.01	74.05	86.39
670 - 679	30	10,287,996	4.13	6.566	6.316	675	69.61	71.21	71.35
680 - 689	33	10,933,818	4.39	6.497	6.247	684	71.94	74.81	74.15
690 - 699	30	9,974,549	4.01	6.553	6.303	695	67.91	70.10	82.91
700 - 709	34	13,814,381	5.55	6.448	6.198	705	72.45	74.69	82.23
710 - 719	41	17,766,657	7.13	6.421	6.171	713	66.40	69.41	64.82
720 - 729	30	11,097,547	4.46	6.434	6.184	725	74.29	75.34	73.28
730 - 739	41	16,347,268	6.56	6.410	6.160	736	68.30	69.59	65.60
740 - 749	36	12,532,656	5.03	6.484	6.234	745	68.24	71.81	71.51
750 - 759	38	15,817,808	6.35	6.496	6.246	755	66.93	71.26	83.40
760 - 769	43	18,285,012	7.34	6.519	6.269	765	69.29	73.31	69.76
770 - 779	73	29,454,535	11.83	6.469	6.219	774	70.46	73.69	76.74
780 - 789	54	22,898,472	9.20	6.470	6.220	784	68.16	70.22	89.67
790 - 799	56	22,443,600	9.01	6.460	6.210	794	65.86	68.90	79.83
800 - 809	42	18,324,094	7.36	6.447	6.197	804	68.94	71.14	64.46
810 - 819	10	4,014,495	1.61	6.422	6.172	813	63.83	65.91	71.76
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 622 Maximum: 817 Weighted Average: 745

GROUP1

Fixed Master Stratification UBS Investment Bank

Loan To Value Ratio	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
15.001% - 20.000%	4	1,737,726	0.70	6.454	6.204	728	18.54	20.26	78.42
20.001% - 25.000%	1	222,439	0.09	6.500	6.250	774	23.08	23.08	100.00
25.001% - 30.000%	1	646,884	0.26	6.250	6.000	780	27.08	37.50	100.00
30.001% - 35.000%	5	2,650,166	1.06	6.464	6.214	754	31.64	36.32	55.69
35.001% - 40.000%	8	3,361,928	1.35	6.483	6.233	753	37.00	39.28	60.16
40.001% - 45.000%	18	6,917,300	2.78	6.521	6.271	757	42.62	45.25	63.31
45.001% - 50.000%	18	8,479,204	3.41	6.441	6.191	754	47.93	50.28	76.91
50.001% - 55.000%	27	9,965,387	4.00	6.463	6.213	754	53.74	58.07	82.99
55.001% - 60.000%	40	16,703,305	6.71	6.442	6.192	753	57.20	57.83	68.64
60.001% - 65.000%	66	26,242,835	10.54	6.498	6.248	741	62.81	65.72	72.39
65.001% - 70.000%	94	39,496,682	15.86	6.488	6.238	746	68.11	70.31	65.62
70.001% - 75.000%	68	26,186,324	10.52	6.462	6.212	734	73.44	74.77	65.87
75.001% - 80.000%	282	105,349,863	42.31	6.477	6.227	743	79.47	82.80	85.96
80.001% - 85.000%	1	55,000	0.02	7.000	6.750	691	84.62	84.62	100.00
85.001% - 90.000%	2	523,449	0.21	6.409	6.159	769	90.00	90.00	100.00
90.001% - 95.000%	2	479,538	0.19	6.491	6.241	712	91.94	91.94	100.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 15.87% Maximum: 93.46% Weighted Average: 69.01%

GROUP1

Fixed Master Stratification UBS Investment Bank

Combined Loan To Value Ratio	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
15.001% - 20.000%	3	1,362,726	0.55	6.338	6.088	710	19.28	19.28	100.00
20.001% - 25.000%	2	597,439	0.24	6.735	6.485	787	18.55	23.54	37.23
30.001% - 35.000%	4	1,905,086	0.77	6.451	6.201	771	31.00	31.00	38.36
35.001% - 40.000%	8	3,572,869	1.43	6.423	6.173	759	34.93	36.82	74.71
40.001% - 45.000%	15	5,900,875	2.37	6.505	6.255	757	42.48	42.84	74.21
45.001% - 50.000%	19	8,446,615	3.39	6.480	6.230	748	46.24	47.89	74.22
50.001% - 55.000%	20	7,163,900	2.88	6.462	6.212	755	53.63	53.63	78.05
55.001% - 60.000%	41	17,214,398	6.91	6.442	6.192	754	56.34	57.29	65.55
60.001% - 65.000%	57	22,335,699	8.97	6.470	6.220	739	62.08	62.85	71.68
65.001% - 70.000%	86	35,061,478	14.08	6.487	6.237	742	67.19	68.13	67.74
70.001% - 75.000%	67	26,939,484	10.82	6.446	6.196	739	72.01	73.36	65.72
75.001% - 80.000%	203	77,861,901	31.27	6.472	6.222	745	78.36	79.29	82.03
80.001% - 85.000%	13	5,177,484	2.08	6.583	6.333	733	74.47	84.10	90.37
85.001% - 90.000%	66	24,900,047	10.00	6.489	6.239	746	78.98	89.32	85.81
90.001% - 95.000%	33	10,578,028	4.25	6.527	6.277	743	78.75	94.04	96.97
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 18.18% Maximum: 95.00% Weighted Average: 71.70%

GROUP1

Fixed Master Stratification UBS Investment Bank

DTI	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1.001% - 6.000%	1	298,932	0.12	6.625	6.375	771	80.00	80.00	100.00
6.001% - 11.000%	3	1,680,177	0.67	6.306	6.056	704	61.57	61.57	100.00
11.001% - 16.000%	3	1,482,904	0.60	6.497	6.247	723	73.30	73.30	100.00
16.001% - 21.000%	25	11,524,587	4.63	6.452	6.202	747	60.94	63.18	92.66
21.001% - 26.000%	41	16,975,490	6.82	6.437	6.187	754	67.89	68.73	75.27
26.001% - 31.000%	48	19,108,270	7.67	6.485	6.235	738	67.48	70.46	73.60
31.001% - 36.000%	111	43,396,204	17.43	6.478	6.228	745	70.26	73.05	61.55
36.001% - 41.000%	138	53,709,313	21.57	6.478	6.228	751	69.16	72.39	68.61
41.001% - 46.000%	135	54,019,327	21.69	6.476	6.226	745	68.08	71.46	81.58
46.001% - 51.000%	92	32,721,590	13.14	6.492	6.242	737	71.54	73.67	91.51
51.001% - 56.000%	18	5,448,749	2.19	6.523	6.273	744	73.52	74.60	74.35
56.001% - 61.000%	10	3,493,034	1.40	6.514	6.264	732	70.70	70.70	97.68
61.001% - 66.000%	10	4,427,571	1.78	6.413	6.163	742	76.76	81.54	76.77
66.001% - 71.000%	1	568,744	0.23	6.375	6.125	710	41.94	41.94	100.00
71.001% - 76.000%	1	163,137	0.07	6.875	6.625	778	67.72	67.72	100.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Minimum: 4.990% Maximum: 72.100% Weighted Average: 38.179%

GROUP1

Fixed Master Stratification UBS Investment Bank

Geographic Concentration	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
California	225	85,727,542	34.43	6.483	6.233	744	67.54	70.16	66.27
Florida	61	22,228,169	8.93	6.545	6.295	740	64.53	66.56	70.32
Virginia	49	17,396,769	6.99	6.509	6.259	740	72.96	74.97	87.27
Georgia	30	13,221,241	5.31	6.455	6.205	753	73.93	77.26	91.68
Illinois	22	9,617,189	3.86	6.502	6.252	743	68.83	73.91	91.44
North Carolina	20	8,413,502	3.38	6.364	6.114	745	68.53	68.84	89.43
Maryland	19	7,976,348	3.20	6.403	6.153	746	65.73	71.31	83.89
Massachusetts	17	6,850,355	2.75	6.431	6.181	747	69.05	73.58	82.81
New York	14	5,599,483	2.25	6.469	6.219	742	64.50	66.14	73.23
New Jersey	13	5,445,144	2.19	6.544	6.294	743	69.81	72.15	75.27
Washington	14	5,123,260	2.06	6.523	6.273	770	69.97	70.07	79.41
Texas	13	5,042,004	2.02	6.467	6.217	724	76.22	80.35	92.68
Arizona	15	4,868,594	1.96	6.598	6.348	736	73.68	78.05	79.84
Tennessee	13	4,753,324	1.91	6.490	6.240	778	75.76	75.76	97.44
Colorado	12	4,667,582	1.87	6.485	6.235	753	73.47	77.37	76.93
Minnesota	11	4,593,366	1.84	6.429	6.179	761	68.83	73.58	89.35
South Carolina	7	3,414,219	1.37	6.489	6.239	755	70.94	74.37	44.10
Oregon	8	3,126,700	1.26	6.414	6.164	752	72.66	72.66	60.93
Connecticut	5	3,116,966	1.25	6.222	5.972	758	56.07	58.77	62.68
Ohio	8	3,026,288	1.22	6.384	6.134	729	74.69	76.98	100.00
Utah	5	2,676,173	1.07	6.436	6.186	745	65.19	66.00	79.99
Wisconsin	7	2,480,225	1.00	6.483	6.233	735	63.90	67.67	64.35
District Of Columbia	6	2,338,855	0.94	6.509	6.259	744	78.77	80.06	92.61
Iowa	5	2,196,229	0.88	6.503	6.253	760	77.73	77.73	88.16
Pennsylvania	6	2,086,351	0.84	6.549	6.299	721	75.44	79.96	75.69
Missouri	4	1,852,153	0.74	6.429	6.179	745	74.86	77.95	100.00
Alabama	3	1,391,652	0.56	6.371	6.121	721	69.50	69.50	66.22
Montana	3	1,355,463	0.54	6.410	6.160	797	55.82	55.82	100.00
Oklahoma	2	1,296,081	0.52	6.297	6.047	738	65.39	65.39	100.00
Nevada	4	1,225,317	0.49	6.596	6.346	699	76.26	82.11	100.00
Kansas	2	975,302	0.39	6.250	6.000	729	75.16	75.16	100.00
Michigan	2	859,429	0.35	6.309	6.059	728	77.64	89.96	47.12
Rhode Island	1	745,080	0.30	6.500	6.250	711	33.27	49.93	100.00
Louisiana	1	539,302	0.22	6.250	6.000	746	69.13	69.13	0.00
Indiana	2	524,844	0.21	6.284	6.034	731	63.88	63.88	100.00
Idaho	1	462,615	0.19	6.125	5.875	808	76.86	76.86	0.00
Nebraska	1	387,383	0.16	6.500	6.250	764	80.00	80.00	100.00
Vermont	1	386,845	0.16	6.500	6.250	689	80.00	90.00	100.00
Maine	2	382,868	0.15	6.619	6.369	725	68.37	68.37	39.02
Kentucky	1	362,874	0.15	6.625	6.375	745	80.00	80.00	100.00
New Mexico	1	169,500	0.07	6.875	6.625	741	80.00	80.00	100.00
New Hampshire	1	115,444	0.05	6.250	6.000	731	78.91	78.91	0.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36

GROUP1

Fixed Master Stratification UBS Investment Bank

North-South CA	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
States Not CA	412	163,290,489	65.57	6.472	6.222	745	69.78	72.52	81.66
South CA	127	47,506,631	19.08	6.474	6.224	741	68.51	70.85	59.56
North CA	98	38,220,910	15.35	6.493	6.243	747	66.34	69.29	74.61
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Zip Code Concentration	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
30041	3	1,811,674	0.73	6.357	6.107	715	70.04	70.54	63.36
94568	4	1,749,527	0.70	6.410	6.160	714	66.73	66.73	67.50
37215	3	1,448,002	0.58	6.248	5.998	781	76.55	76.55	100.00
30506	3	1,447,097	0.58	6.314	6.064	781	67.21	67.21	100.00
84098	1	1,410,865	0.57	6.375	6.125	780	55.01	55.01	100.00
Other	623	241,150,865	96.84	6.480	6.230	745	69.07	71.84	76.10
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Loan Purpose	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Purchase	316	129,878,324	52.16	6.456	6.206	752	73.43	77.08	81.53
Cash Out Refi	192	67,898,911	27.27	6.504	6.254	731	63.46	65.22	68.59
Rate & Term Refi	124	49,020,026	19.69	6.487	6.237	743	65.11	66.67	72.36
Construction to Perm	5	2,220,769	0.89	6.484	6.234	768	66.53	66.53	100.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Document Type	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Full	481	190,147,290	76.36	6.481	6.231	744	69.87	72.77	100.00
Stated Income/Verified Assets	137	52,499,625	21.08	6.451	6.201	746	66.15	68.31	0.00
Express	15	5,387,256	2.16	6.480	6.230	761	64.56	64.84	0.00
Stated Income/Stated Assets	4	983,860	0.40	6.734	6.484	752	80.00	84.84	0.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36

GROUP1

Fixed Master Stratification UBS Investment Bank

Property Type	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Single Family	480	192,324,921	77.23	6.469	6.219	745	68.06	70.70	75.09
Pud	111	40,366,707	16.21	6.498	6.248	744	72.25	75.00	78.41
Low Rise Condo (2-4 floors)	25	8,616,325	3.46	6.517	6.267	759	71.47	74.61	85.04
Condomimium	8	3,019,890	1.21	6.287	6.037	713	78.58	83.01	87.08
Two Family	6	2,522,756	1.01	6.553	6.303	731	71.56	72.49	90.36
Mid Rise Condo (4-8 floors)	2	913,858	0.37	6.569	6.319	722	79.38	88.17	100.00
High Rise Condo (gt 8 floors)	2	494,392	0.20	6.650	6.400	698	62.16	62.16	100.00
Four Family	1	328,125	0.13	6.750	6.500	758	75.00	75.00	0.00
Coop	1	224,430	0.09	6.875	6.625	778	18.18	18.18	100.00
Three Family	1	206,625	0.08	6.875	6.625	778	66.39	66.39	100.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36

Occupancy	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Owner Occupied	601	233,976,516	93.96	6.473	6.223	744	69.22	72.00	75.54
Second Home	27	13,300,516	5.34	6.470	6.220	758	65.61	67.03	91.70
Investor Occupied	9	1,740,999	0.70	6.829	6.579	746	66.85	67.57	68.55
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Prepayment Penalty (Months)	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.000	621	244,018,709	97.99	6.480	6.230	745	69.13	71.86	76.79
24.000	4	628,424	0.25	5.853	5.603	744	57.22	57.22	100.00
36.000	11	3,953,897	1.59	6.393	6.143	740	63.15	64.43	53.99
60.000	1	417,000	0.17	5.625	5.375	793	73.81	73.81	0.00
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
wa Term: 0.733

GROUP1

Fixed Master Stratification UBS Investment Bank

Balloon Flag	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Not a Balloon Loan	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Silent 2nd	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
N	487	190,336,184	76.43	6.465	6.215	745	68.31	68.31	74.90
Y	150	58,681,846	23.57	6.509	6.259	746	71.28	82.70	81.09
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Lien Position	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Mortgage Ins.	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
AMIC	1	280,519	0.11	6.750	6.500	728	90.87	90.87	100.00
MGIC	1	199,018	0.08	6.125	5.875	690	93.46	93.46	100.00
PMI Mortgage Insurance	1	379,054	0.15	6.375	6.125	771	90.00	90.00	100.00
United Guaranty	2	199,395	0.08	6.638	6.388	742	88.52	88.52	100.00
LTV <=80	632	247,960,044	99.58	6.475	6.225	745	68.92	71.62	76.26
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
% LTV > 80 NO MI: 0.00%

GROUP1

Fixed Master Stratification UBS Investment Bank

Originator	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
American Home Mortgage	80	36,889,239	14.81	6.318	6.068	749	68.81	72.50	55.95
Chevy Chase Bank	4	1,553,366	0.62	6.522	6.272	756	60.48	60.48	100.00
E-Loan	43	20,501,304	8.23	6.289	6.039	744	70.78	72.09	70.07
Mortgage IT	26	8,101,565	3.25	6.612	6.362	732	65.60	67.52	72.02
Nat City Mortgage	5	1,399,691	0.56	6.613	6.363	776	75.38	78.48	13.90
Secured Bankers	14	4,444,298	1.78	6.475	6.225	748	66.90	68.22	37.69
SunTrust Mortgage, Inc.	373	137,641,305	55.27	6.556	6.306	744	69.74	72.53	80.83
U.S. Bankcorp	43	20,432,311	8.21	6.395	6.145	754	66.30	70.45	100.00
UBS Conduit	49	18,054,952	7.25	6.407	6.157	734	67.23	67.94	78.61
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36
Servicer	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Cenlar	212	93,625,482	37.60	6.346	6.096	748	68.47	71.25	71.63
Chevy Chase	4	1,553,366	0.62	6.522	6.272	756	60.48	60.48	100.00
Downey	17	6,696,621	2.69	6.425	6.175	726	66.44	67.30	63.36
GMAC Mortgage	26	8,101,565	3.25	6.612	6.362	732	65.60	67.52	72.02
National City Mortgage	5	1,399,691	0.56	6.613	6.363	776	75.38	78.48	13.90
Suntrust	373	137,641,305	55.27	6.556	6.306	744	69.74	72.53	80.83
Total:	637	249,018,030	100.00	6.475	6.225	745	69.01	71.70	76.36